Exhibit 23.1



                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the post-effective amendment no. 2 to the registration statement (No. 33-34499) on Form S-3 of EMC Insurance Group Inc. of our reports dated February 26, 1998 relating to the consolidated balance sheets of EMC Insurance Group Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997
Annual Report on Form 10-K of EMC Insurance Group Inc.

     We consent to the reference to our firm under the caption
"Experts" in the Prospectus.

                           By /s/ KPMG PEAT MARWICK LLP
                              -------------------------
                              KPMG PEAT MARWICK LLP



Des Moines, Iowa
March 27, 1998